SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)       February 17, 2000
                                                  ---------------------------


                                NBT Bancorp Inc.
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                  (Exact Name of Registrant as Specified in Charter)


            Delaware                 0-14703                     16-1268674
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   (State or Other Jurisdiction     (Commission               (IRS Employer
         of Incorporation)          File Number)          Identification Number)


  52 South Broad Street, Norwich, New York                       13815
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  (Address of Principal Executive Office)                      (Zip Code)


Registrant's telephone number, including area code   607/337-2265
                                                  ------------------------------


                                      N/A
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          (Former Name or Former Address, if Changed Since Last Report)



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Item 5. Other Events.

         On February 17, 2000, NBT Bancorp Inc., parent company of NBT Bank, N.A., and Lake Ariel Bancorp, Inc., parent company of LA Bank, N.A., completed their merger. The merger results in NBT being the surviving holding company for NBT Bank and LA Bank. In the merger, NBT issued .9961 of a share of NBT common stock for each share of Lake Ariel common stock or approximately 4.8 million shares of NBT common stock to the former stockholders of Lake Ariel. Three members of the board of directors of Lake Ariel, Messrs. John G. Martines, Bruce
D. Howe, and William C. Gumble, will become members of the NBT Board of Directors. The merger is accounted for as a pooling of interests and qualifies as a tax-free exchange for the former Lake Ariel stockholders.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


                  (a) Not Applicable.

                  (b) Not Applicable.

                  (c) Exhibits.


         The  following   exhibits  are  filed  with  this  Current   Report  or
incorporated by reference into this Current Report on Form 8-K:


Exhibit
Number            Description
-------           -----------

99.1              Press release, dated February 17, 2000.





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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             NBT BANCORP INC.


                                             By:  /s/ Daryl R. Forsythe
                                               ---------------------------------
                                                     Name: Daryl R. Forsythe
                                                     Title: President and Chief
                                                      Executive Officer

Date:  February 22, 2000

                                  EXHIBIT INDEX
                                  -------------

99.1              Press release, dated February 17, 2000.